BODDIE-NOELL PROPERTIES, INC.
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EXHIBIT 21:  SUBSIDIARIES OF THE REGISTRANT
YEAR ENDED DECEMBER 31, 1996




Subsidiary name:  BNP Management, Inc.
State of incorporation:  North Carolina
Business name:  BNP Management, Inc.

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